UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

Red Hat, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33162	06-1364380
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 22, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”):

•

approved variable cash compensation payouts for the fiscal year ending February 29, 2008 (“FY2008”) to James M. Whitehurst, the Company’s principal executive officer, and Matthew J. Szulik, Chairman of the Company’s Board of Directors and former principal executive officer, including amounts payable under the Company’s Executive Variable Compensation Plan (“EVCP”) and pursuant to contractual obligations;

•	approved the annual base salaries of the Company’s principal executive officer, principal financial officer and other named executive officers, to be effective as of March 1, 2008;

•

established the target award amounts for the Company’s fiscal year ending February 28, 2009 (“FY2009”) for the Company’s principal executive officer, principal financial officer and other named executive officers under its EVCP; and

•	established the financial performance objectives that will be used to determine the cash award amounts for the Company’s executive officers for FY2009 under the EVCP.

FY2008 Payouts Under EVCP and Other Contractual Obligations

The Committee approved a payout of $137,518 to Mr. Whitehurst and a payout of $589,262 to Mr. Szulik.

Executive Base Salaries

The annual base salaries for the Company’s principal executive officer, principal financial officer and other named executive officers, as approved by the Committee, are set forth on Exhibit 99.1 to this Current Report on Form 8-K.

FY2009 Target Award Amounts under the EVCP

The target award amounts for FY2009 for the Company’s principal executive officer, principal financial officer and other named executive officers under the EVCP, as approved by the Committee, are set forth on Exhibit 99.1 to this Current Report on Form 8-K.

For a discussion of the EVCP, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2007.

FY2009 Performance Objectives under the EVCP

As approved by the Committee, the financial performance objectives under the EVCP for each eligible participant are (a) a specified dollar amount of total revenues, (b) a specified dollar amount of cash flow from operations and (c) a specified percentage of operating margin, excluding the impact of stock-based compensation charges under FAS 123R, for FY2009. The established operating margin financial performance objective is considered a non-GAAP financial measure.

The Committee determined that 75% of a participant’s target award amount under the EVCP will be based upon the financial performance objectives discussed above and 25% of a participant’s bonus award under the EVCP will be based on individual performance objectives or achievement of goals, which may be objectively or subjectively determined (the “Individual Objectives”). Individual Objectives

relate to business/strategy planning and implementation, succession planning, retention of key employees, executive development and operational improvements. The Committee determined that each of the financial performance objectives discussed above will represent 25% of the financial component of the award, and, with respect to each financial metric and the individual performance objectives metric, payments range from 0 – 50% per metric.

Notwithstanding the foregoing, in the event that cumulative total shareholder return for the one- and three-year periods ending February 28, 2009 is negative, then the maximum payment shall not exceed 100% of the target award amount.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

Date: April 28, 2008	By:	/s/ Michael R. Cunningham
Michael R. Cunningham
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Base Salaries and Target Award Amounts under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year Ending February 28, 2009